UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):  January 7, 2009

REEF GLOBAL ENERGY VIII, L.P.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-122935-03	20-5209097
(Commission File Number)	(IRS Employer Identification Number)

1901 N. Central Expressway, Suite 300, Richardson, Texas 75080

(Address of principal executive offices)

(972) 437-6792

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01                                      Other Events.

Retirement of Chief Operating Officer

On January 7, 2009, Kellam Collquit, 60, Chief Operating Officer of Reef Exploration, L.P. (“RELP”), an affiliate of Reef Oil & Gas Partners, L.P., our managing general partner, retired from RELP.

New General Counsel; New Chief Financial Officer

On January 9, 2009, RELP announced that Daniel C. Sibley, 56, Chief Financial Officer of Reef Oil and Gas Partners, L.P. and RELP, will be appointed General Counsel of RELP, to be effective January 14, 2009.  As a result of his appointment, Mr. Sibley will no longer serve in the position of Chief Financial Officer of Reef Oil and Gas Partners, L.P. and RELP.  Mr. Sibley, 56, became Chief Financial Officer of Reef Oil and Gas Partners, L.P. in December 1999, has served in the same position for RELP since January 2006, and had served in that position for RELP’s predecessor entity OREI, Inc., since 1998.  Additionally, from 1980 to 1994, Mr. Sibley was engaged in the private practice of law.

In connection with Mr. Sibley’s transition into his role as the General Counsel of RELP, on January 9, 2009, L. Mark Price joined RELP as its Chief Financial Officer.  David M. Tierney, Chief Accounting Officer – Public Partnerships of RELP, will continue to serve as the principal financial officer for Reef Global Energy VIII, L.P.

Mr. Price, 46, has over twenty-two years of experience working in the oil and gas and manufacturing industries. He previously served as the Chief Financial Officer for The Terramar Group, Inc., an international oil and gas and manufacturing company, beginning in 2007.  From 2004 to 2007, he served as the Chief Accounting Officer for Lancer Corporation, an international manufacturing company. Additionally, Mr. Price served as the Chief Financial Officer of Nunn Manufacturing, and for PCLC Asset Management after its acquisition of Nunn Manufacturing in 1998, from 1996 until 2004.  Mr. Price received his BBA in accounting and finance from Texas Tech University and is a licensed certified public accountant in the State of Texas.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2009.

REEF GLOBAL ENERGY VIII, L.P.

	By:	Reef Oil & Gas Partners, L.P.
Managing General Partner

		By:	Reef Oil & Gas Partners, GP, LLC

		By:	/s/ Michael J. Mauceli
Michael J. Mauceli

Manager (principal executive officer)